SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2007

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

(203) 299-8000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On September 10, 2007, Robert J. Mylod, Chief Financial Officer of priceline.com Incorporated (“priceline.com” or the “Company”), established stock trading plans implemented pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Plans”).

The Plans provide for the sale of 2,700 shares of priceline.com common stock in February 2008 to pay a portion of the estimated amount of taxes that will be due at the time of the vesting of priceline.com restricted common stock.  The Plans also provide that if and when shares of priceline.com common stock underlying performance share units granted to Mr. Mylod in February 2006 and March 2007 are issued to Mr. Mylod, 15% of the shares issued will be sold to pay a portion of the estimated amount of taxes that will be due at the time of issuance.

In addition, the Plans provide for the sale of up to 98,000 shares of priceline.com common stock in transactions starting in November 2008.  Specifically, 2,000 shares will be sold on a monthly basis for each of the 24 months beginning in November 2008 and ending in October 2010, subject to certain price per share requirements.  In addition, beginning in June 2008, 50,000 shares will be sold subject to certain price per share requirements.

Under the terms of the Plans, Mr. Mylod will have no discretion or control over the timing or effectuation of the sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
Chief Financial Officer

Dated: September 12, 2007